UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 4, 2026
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XENCOR, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36182	20-1622502

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

465 North Halstead Street, Suite 200 Pasadena, California	91107

(Address of Principal Executive Offices)	(Zip Code)
(626) 305-5900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

On March 4, 2026, Xencor, Inc. (the “Company”) received a notice of termination of an Amended and Restated Collaboration and License Agreement (the “Agreement”), effective as of June 1, 2024, with Genentech, Inc. (“GNE”) and F. Hoffmann-La Roche Ltd (“Roche” and, GNE and Roche, collectively, “Genentech”), pursuant to which Genentech has elected to terminate the Agreement in its entirety for convenience. The effective date of the termination of the Agreement is September 4, 2026. Roche had previously announced, in connection with the reporting of its 2024 financial results in January 2025, that it removed efbalropendekin alfa, an engineered cytokine-Fc fusion protein and the sole active collaboration product under the Agreement, from its development pipeline, and the Company has expected Genentech’s administrative termination of the Agreement.

During the first half of 2024, the Company ceased all cost-sharing development activities by electing to opt-out of co-development under the Agreement. Genentech assumed sole responsibility for all clinical, regulatory and commercial activities for certain collaboration products, including efbalropendekin alfa.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2026	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary